AMENDMENT TO PARTICIPATION AGREEMENT

     This amendment to the Restatement of Participation Agreement ("Amendment") is entered into and is effective this 26th day of November, 2001 by and among American Centurion Life Assurance Company ("Company"), the portfolios of the Credit Suisse Warburg Pincus Trust, formerly known as the Warburg Pincus Trust (the "Trust"), listed on Schedule 1 (each such portfolio, a "Fund," and collectively, the "Funds"), Credit Suisse Asset Management Securities, Inc. . ("CSAMSI"), formerly known as Counsellors Securities, Inc. ("CSI") and Credit Suisse Asset Management, Inc. (" CSAM"), successor to Warburg Pincus Asset Management, Inc. ("Warburg").

     WHEREAS, The Company, Warburg, the Trust and CSI entered into that certain Participation Agreement dated October 7, 1996, which was amended and restated as of June 10, 1999 (as amended and restated, the "Agreement");

     WHEREAS, On or about June 10, 1999, CSI assigned its duties and obligations pursuant to PDI, and the duties and obligations of PDI were subsequently assigned to CSAMSI;

     WHEREAS, the parties to this Amendment wish to amend the Agreement to comply with applicable federal and state privacy laws and regulations; and

     WHEREAS, the Company wishes to update its address for notice purposes pursuant to the terms of the Agreement.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1. Section 12.1 is hereby deleted in its entirety and is replaced with the following:

     12.1. Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

           (a) The Fund, CSAM and CSAMSI acknowledge that the identities of the customers of the Company or any of its affiliates (collectively, the "Company Protected Parties") for purposes of this Section 12.1), information maintained regarding those customers, and all computer programs and procedures or any other information developed or used by the Company Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement (such information referred to herein as "Company Information") are the valuable property of the Company Protected Parties. The Fund, CSAM and CSAMSI agree that if they come into possession of any Company

          Information, other than such information as is publicly available or as may be independently developed or compiled by the Fund, CSAM or CSAMSI from information supplied to them by the Companies Protected Parties' customers who also maintain accounts directly with the Fund, CSAM or CSAMSI, the Fund, CSAM and CSAMSI will hold such Company Information in confidence and refrain from using, disclosing or distributing any of the Company Information except: (a) with the Company's prior written consent; (b) as required by law or judicial process; or (c) to carry out the Fund's, CSAM's or CSAMSI's duties and obligations pursuant to this Agreement. The Company acknowledges that the identities of the customers of the Fund, CSAM, CSAMSI or any of their affiliates (collectively the "CSAM Protected Parties") for purposes of this Section 12.1), information maintained regarding those customers, and all computer programs and procedures or any other information developed or used by CSAM Protected Parties or any of their employees or agents in connection with the Funds', CSAM's or CSAMSI's performance of their respective duties under this Agreement (such information referred to herein as the "CSAM Information") are the valuable property of CSAM Protected Parties. The Company agrees that if it comes into possession of any of the CSAM Information, other than such information as is publicly available or as may be independently developed or compiled by the Company from information supplied to it by CSAM Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold the CSAM Information in confidence and refrain from using, disclosing or distributing any of the CSAM Information except: (a) with the Fund's, CSAM's or CSAMSI's prior written consent; (b) as required by law or judicial process; or (c) to carry out the Company's duties and obligations pursuant to this Agreement. Each party acknowledges that any breach of the agreements in this Section 12.1 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as other relief as any court of competent jurisdiction deems appropriate.

     (b) The Fund, CSAM and CSAMSI agree to cause all their employees, agents and representatives, or any other party to whom the Fund, CSAM or CSAMSI may provide access to or disclose the Company Information to limit the use and disclosure of the Company Information to that purpose. The Company agrees to cause all its employees, agents and representatives, or any other party to whom the Company may provide access to or disclose the CSAM

          Information, to limit the use and disclosure of the CSAM Information to that purpose.

     (c) Each party hereto agrees to implement appropriate measures designed to ensure the security and confidentiality of the Company Information and the CSAM Information, as may be applicable, to protect such information against any anticipated threat or hazard to the security or integrity of such information, and to protect against unauthorized access to, or use of, such information that could result in substantial harm or inconvenience to any customer of the respective parties; each party further agrees to cause all their agents, representatives or subcontractors to implement appropriate measures designed to meet the objectives set forth in this paragraph.

     (d)  Each  party  acknowledges  that any breach of the  agreements  in this
          Section 12.1 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as other relief as any court of competent jurisdiction deems appropriate. This Section 12.1 shall survive termination of the Agreement.

2. In accordance with Section 11.1 of the Agreement, each party hereto hereby updates its address for the purpose of giving and receiving notice as follows:

      If to the Company:

               American Centurion Life Assurance Company
               249 AXP Financial Center
               Minneapolis, Minneapolis 55474
               Attention: President

      with a copy to:

               American Centurion Life Assurance Company
               50607 AXP Financial Center
               Minneapolis, Minneapolis 55474
               Attention: Counsel

      If to the Fund, CSAM or CSAMSI:

               466 Lexington Avenue
               New York, New York 10017
               Attention: General Counsel

3. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.

AMERICAN CENTURION LIFE                      Attest:
ASSURANCE COMPANY

By:    /s/ Timonthy V. Bechtold              By:    /s/ Mary Ellyn Minenko
       ------------------------------               ----------------------------
Printed                                      Printed
Name:      Timonthy V. Bechtold              Name:      Mary Ellyn Minenko
As Its:    President                         As Its:    Assistant Secretary


CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

By:      /s/ Hal Liebes
         ----------------------------
Printed
Name:        Hal Liebes
         ----------------------------
As Its:      Secretary
         ----------------------------


CREDIT SUISSE ASSET MANAGEMENT, INC.


By:      /s/ Hal Liebes
         ----------------------------
Printed
Name:        Hal Liebes
         ----------------------------
As Its:      Managing Director
         ----------------------------


Credit Suisse Warburg Pincus Trust

By:      /s/ Hal Liebes
         ----------------------------
Printed
Name:        Hal Liebes
As Its:      Secretary

                                   SCHEDULE 1
All portfolios of the Credit Suisse Warburg Pincus Trust available for sale, including, but not limited to, the following:

         Emerging Growth Portfolio
         Emerging Markets Portfolio
         Growth & Income Portfolio
         International Equity Portfolio
         Post-Venture Capital Portfolio
         Small Company Growth Portfolio



                                      -5-